As filed with the Securities and Exchange Commission on December 14, 1999
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED
             (exact name of registrant as specified in its charter)

            Pennsylvania                                    22-2476703
      (state or other jurisdiction of                   (I.R.S employer
      incorporation or organization)                  identification number)

                               One Franklin Plaza
                          Burlington, New Jersey 08016
                    (address of principal executive offices)

                               -------------------

                Franklin Electronic Publishers, Incorporated 1999
                    Accrued Vacation Stock Purchase Program
        Stock Option Agreement for H. Andrew Cross, dated April 16, 1998
                           (5 year option agreement)
        Stock Option Agreement for H. Andrew Cross, dated April 16, 1998
                           (10 year option agreement)
         Stock Option Agreement for Peter Dinicola, dated August 3, 1998
        Stock Option Agreement for Arnold D. Levitt, dated July 28, 1999
        Stock Option Agreement for Robert Fallow, dated January 25, 1999
       Stock Option Agreement for Peter N. Yianilos, dated August 16, 1999
                      (full title of the plan or agreement)

                               -------------------

     Gregory J. Winsky, Esq.                            Copy to:
     Executive Vice President                           Edward H. Cohen, Esq.
     Franklin Electronic Publishers, Incorporated       Rosenman & Colin LLP
     One Franklin Plaza                                 575 Madison Avenue
     Burlington, New Jersey  08016                      New York, New York 10022
     (609) 386-2500                                     (212) 940-8580
     (name, address and telephone number of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed
                                  maximum       Proposed maximum
   Title of                       offering      aggregate           Amount of
   securities to    Amount to be  price         offering            registration
   be registered    registered    per share(1)  price(1)            fee

Common Stock, no
par value            378,750      $5.03125      $1,905,586          $504.00
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 10, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Franklin Electronic Publishers, Incorporated (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-14130) are incorporated by reference in this Registration Statement:

            a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (File No. 0-14841);

            b. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-14841); and

            c. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-14841).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 9-04(a) of the Company's By-laws provides that a director of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless (i) the director has breached or failed to perform the duties of his office as set forth in Section 512 of the Pennsylvania Business Corporation Law (the "Pennsylvania BCL") (relating to standard of care and justifiable reliance, as described below) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Section 9-04(a) does not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law. The Section does not limit the liability of directors for violations of the federal securities laws in their capacities as directors and officers of the Company.

      Section 512 of the Pennsylvania BCL sets forth the standard of care for directors. As fiduciaries with respect to the corporation they serve, directors are obligated to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Section 512 also entitles a director to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of the corporation, attorneys, public accountants, other experts or committees of the board upon which the director does not serve, provided that the director reasonably believes that such persons or committees are competent with respect to the matter in question and the director has no actual knowledge that would cause such reliance to be unwarranted. Directors may, in considering the best interests of the corporation, consider the effects of any action upon the corporation's employees, suppliers and customers, and upon the communities in which the corporation has offices or other establishments, as well as all


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

other pertinent factors. While Section 9-04(a) of the By-laws provides directors with protection from awards of monetary damages for breaches of their duties, including grossly negligent business decisions, it does not eliminate their duty and standard of care. Accordingly, equitable remedies for such breaches, including injunctions, are available.

      Sections 1741 and 1742 of the Pennsylvania BCL permit Pennsylvania corporations to grant indemnification rights to their directors, officers and other persons. The following provisions of Section 9-04 of the By-laws are based upon the indemnification provisions of these Pennsylvania statutes.

      Section 9-04(b) provides that each director or officer of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, including, without limitation, an action by or in the right of the Company (a shareholder's derivative action), by reason of being or having been a director or officer of the Company in any other capacity, including as a director, officer, employee, agent, partner or fiduciary for another entity), shall be indemnified by the Company to the fullest extent permitted by Pennsylvania law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such person in connection therewith. The Company shall not, however, indemnify any person for actions determined by a court to have constituted willful misconduct or recklessness.

      Section 9-04(c) obligates the Company to advance to directors or officers the expenses incurred by them in defending any of the proceedings specified above in advance of the final disposition of such proceedings, provided that, so long as Pennsylvania law continues so to require, such payment shall only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined by a court that the person receiving such payments is not entitled to be indemnified.

      Section 9-04(d) provides that the rights to indemnification and to the advancement of expenses conferred in the By-laws shall be contractual rights and shall not be exclusive of any other right that any person may have or acquire under the Company's Articles of Incorporation or By-laws or any statute, agreement or otherwise.

      Section 9-04(f) provides that the Company may procure and maintain insurance, or create a fund, to secure or insure its indemnification obligations whether arising under the By-laws or otherwise. The Company has not obtained such insurance.

ITEM 8. EXHIBITS

Exhibit No.   Description
-----------   -----------

   3(a) Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 to the Company's Registration Statement on Form S-1, File No. 3-6612 (the "Company's 1986 S-1 Registration Statement))

   3(b) Articles of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.02 to the Company's Annual Report on Form 10-K for the year ended March 31, 1990 (the "Company's 1990 10-K"))

   3(c) By-laws of the Company (incorporated by reference to Exhibit 3.02 to the Company's 1986 S-1 Registration Statement)


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

   3(d) Amendment to By-laws of the Company (incorporated by reference to Exhibit A to the Company's Proxy Statement relating to the 1987 Annual Meeting of Shareholders)

   3(e) Amendment to By-laws of the Company (incorporated by reference to Exhibit 3.05 to the Company's 1990 10-K)

   *4(a) Franklin Electronic Publishers, Incorporated 1999 Accrued Vacation Stock Purchase Program

   *4(b) Stock Option Agreement between the Company and H. Andrew Cross, dated April 16, 1998 (5 year option agreement)

   *4(c) Stock Option Agreement between the Company and H. Andrew Cross, dated April 16, 1998 (10 year option agreement)

   *4(d) Stock Option Agreement between the Company and Peter Dinicola, dated August 3, 1998

   *4(e) Stock Option Agreement between the Company and Arnold D. Levitt, dated July 28, 1999

   *4(f) Stock Option Agreement between the Company and Robert Fallow, dated January 25, 1999

   *4(g) Stock Option Agreement between the Company and Peter N. Yianilos, dated August 16, 1999

   *5         Opinion of Gregory J. Winsky, Esq.

   *23(a)     Consent of Radin, Glass & Co., LLP

   *23(b)     Consent of Gregory J. Winsky, Esq. (included in Exhibit 5 above)

----------
*Filed herewith


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

ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on this 14 day of December, 1999.

                                    FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED


                                    By: /s/ Barry J. Lipsky
                                        ----------------------------------------
                                        Barry J. Lipsky
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Edward H. Cohen                               December 14, 1999
--------------------------------
Edward H. Cohen, Director


/s/ Bernard Goldstein                             December 14, 1999
--------------------------------
Bernard Goldstein, Director


/s/ Barry J. Lipsky                               December 14, 1999
--------------------------------
Barry J. Lipsky, Director


/s/ Leonard M. Lodish                             December 14, 1999
--------------------------------
Leonard M. Lodish, Director


/s/ James Meister                                 December 14, 1999
--------------------------------
James Meister, Director


________________________________                  December __, 1999
Howard L. Morgan, Director


/s/ Jerry R. Schubel                              December 14, 1999
--------------------------------
Jerry R. Schubel, Director


________________________________                  December __, 1999
James H. Simons, Director


________________________________                  December __, 1999
William H. Turner, Director

/s/ Arnold D. Levitt                              December 14, 1999
--------------------------------
Arnold D. Levitt, (Senior
Vice President, Chief
Financial Officer and
Treasurer)

EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

   3(a) Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.01 to the Company's Registration Statement on Form S-1, File No. 3-6612 (the "Company's 1986 S-1 Registration Statement))

   3(b) Articles of Amendment to the Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.02 to the Company's report on Form 10-K for the year ended March 31, 1990 (the "Company's 1990 10-K"))

   3(c) By-laws of the Company (Incorporated by reference to Exhibit 3.02 to the Company's 1986 S-1 Registration Statement)

   3(d) Amendment to By-laws of the Company (Incorporated by reference to Exhibit A to the Company's Proxy Statement relating to the 1987 Annual Meeting of Shareholders)

   3(e) Amendment to By-laws of the Company (Incorporated by reference to Exhibit 3.05 to the Company's 1990 10-K)

   *4(a) Franklin Electronic Publishers, Incorporated 1999 Accrued Vacation Stock Purchase Program

   *4(b) Stock Option Agreement between the Company and H. Andrew Cross, dated April 16, 1998 (5 year option agreement)

   *4(c) Stock Option Agreement between the Company and H. Andrew Cross, dated April 16, 1998 (10 year option agreement)

   *4(d) Stock Option Agreement between the Company and Peter Dinicola, dated August 3, 1998

   *4(e) Stock Option Agreement between the Company and Arnold D. Levitt, dated July 28, 1999

   *4(f) Stock Option Agreement between the Company and Robert Fallow, dated January 25, 1999

   *4(g) Stock Option Agreement between the Company and Peter N. Yianilos, dated August 16, 1999

   *5         Opinion of Gregory J. Winsky, Esq.

   *23(a)     Consent of Radin, Glass & Co., LLP

   *23(b)     Consent of Gregory J. Winsky, Esq. (included in Exhibit 5 above)

----------
*Filed herewith


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